UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2006

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[x]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

On January 26, 2006, the Company held a Fiscal Year 2006 Second Quarter Earnings Conference Call on its website. Attached as Exhibit 99.1 is a copy of the transcript of the Company’s presentation during that call and the questions and answers following the presentation.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the script of the Company’s presentation during the call and the questions and answers following the presentation attached as Exhibit 99.1 are deemed to be furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934 with the exception of those items specifically identified as "filed" under Item 8.01 herein.

Item 8.01 Other Events.

The following statements contained in the script attached as Exhibit 99.1 are hereby "filed" under this Item 8.01:

(1) "And finally, we were very busy examining opportunities to increase shareholder value. The culmination of that assessment is the announcement just a few minutes ago of a Dutch auction tender offer to repurchase a significant number of our outstanding shares."

(2) "As a result of that review, this afternoon we announced that we will soon commence a $3.5 billion Dutch tender offer to purchase up to 55.5 million or up to 45% of our outstanding common shares. We will spend more time on that topic in a few minutes."

(3) "Turn to slide 7 and we will discuss the Dutch auction tender offer that was just announced. Our board has authorized the company to purchase up to 55.5 million Class A common shares or almost 45% of the outstanding shares through this tender. The tender range in which they may tender their shares will be $56 per share on the low end to $63 per share on the high end.

Citigroup has provided a commitment letter for credit facilities of $5 billion. Our Directors and executive officers will not participate in this tender offer. Our chairman, Darwin Deason, currently holds voting power of 37% of the total vote, represented by outstanding shares. Because he will not be tendering shares, his voting power would naturally increase as a result of the transaction. However, Mr. Deason has agreed to enter into a voting agreement with the company that will restrict any increase in the voting power he would otherwise achieve as a result of this transaction.

A special committee of our Board of Directors, consisting of our four independent directors, will engage in good faith discussions with Mr. Deason to reach agreement on fair consideration for the voting agreement within six months following closing of our tender offer. However, whether or not agreement is reached, Mr. Deason has agreed that this new voting agreement will remain in effect."

(4) "Due to the announced tender offer earlier today we will not update guidance until after its completion."

(5) "Obviously, the tender offer will be accretive. How accretive will depend on the number of shares ultimately tendered."

(6) "And finally to demonstrate our belief in the future of ACS and in an effort to maximize shareholder value we have announced a Dutch tender offer for up to 55.5 million shares of our Class A common stock which is expected to commence in early February."

(7) "Obviously, we would expect and anticipate changes in our credit rating. We won’t know exactly what those changes will be until we’ve had a chance to meet in person with both Moody’s and S&P and ultimately what's tendered through the tender offer process. So I guess expect change. What the change is I’m not exactly sure."

(8) "Suffice to say that we’ve spent an enormous amount of time with our financial advisors, being Citigroup. We have talked to both rating agencies today and we’ll be meeting with them next week."

(9) "First of all, the credit facility that we’re going to be getting is even greater than the one that we have now, and I think if you look at EBITDA, or EBITDA to debt interest coverage ratio I think you would find we’re in pretty good shape. There is more than enough financial resources to meet any future growth opportunities that come up."

(10) And just adding to that, Adam, the commitment letter that we have received from Citigroup is for credit facilities up to $5 billion plus there is an accordion feature on top of that, so there is going to be plenty of capacity for us to continue with our normal course acquisitions. Obviously, we’re going to continue to be very picky about what we do on the acquisition front and only buy those companies that we think are really going to provide value to us and where we can buy them at reasonable prices."

Item 9.01 Financial Statements and Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to be furnished pursuant to Item 7.01 hereof and shall not be deemed to be "filed" under the Securities Exchange Act of 1934 with the exception of those items specifically identified as "filed" under Item 8.01 herein.

(c) Exhibits

99.1 Transcript of Fiscal Year 2006 Second Quarter Earnings Conference Call webcast on January 26, 2006.

Statements contained in this Current Report on Form 8-K and the Exhibits to this Current Report on Form 8-K about the Company’s outlook and all other statements therein other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual results to differ materially from such statements. While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors, including: loss of, or reduction of business from, significant clients; impairment of investments made to attract clients; competition; difficulties in executing our acquisition strategy; failure to properly manage our operations and our growth; termination rights, audits and investigations of our government clients; protest of government client contract awards; exercise of contract termination provisions and service level penalties; pricing risks; potential actuarial consulting services and benefit plan management claims; loss of significant software vendor relationships; intellectual property infringement claims; rapid technological changes; U.S. and foreign laws relating to individually identifiable information; security; budget deficits at, or fluctuations in the number of requests for proposals issued by, state and local governments and their agencies; international risks; armed hostilities and terrorist attacks; failure to attract and retain necessary technical personnel and skilled management and qualified subcontractors; servicing risks related to loan portfolios we administer; disruption in utility or network services; and indemnification risk. These factors, when applicable, are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Quarterly Report on Form 10-Q filed on November 9, 2005, a copy of which may be obtained through the Company without charge. The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future event, or otherwise.

The information in this Current Report on Form 8-K is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares. The full details of the tender offer, including complete instructions on how to tender shares, along with the letter of transmittal and related materials, are expected to be mailed to stockholders promptly following commencement of the offer. Stockholders should carefully read the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Stockholders may obtain free copies, when available, of the tender offer statement and other filed documents relating thereto that will be filed by the Company with the U.S. Securities and Exchange Commission at the Commission’s website at www.sec.gov. When available, stockholders also may obtain a copy of these documents, free of charge, from the Company’s information agent to be appointed in connection with the offer. Stockholders are urged to read these materials carefully prior to making any decision with respect to the tender offer.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

February 1, 2006	By:	Warren D. Edwards

Name: Warren D. Edwards
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Transcript of Fiscal Year 2006 Second Quarter Earnings Conference Call webcast on January 26, 2006.